UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

FOSSIL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 20, 2024, Fossil Group, Inc. issued the following press release:

FOSSIL GROUP, INC.

CONFIRMS RECEIPT OF DIRECTOR NOMINATIONS FROM BUXTON HELMSLEY GROUP, INC.

Richardson, TX. February 20, 2024 – Fossil Group, Inc. (“Fossil” or “the Company”, NASDAQ: FOSL) today issued the following statement in response to notice that The Buxton Helmsley Group, Inc. (“BHG”) has nominated four candidates to the Fossil Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

Fossil’s Board and management team are committed to serving the best interests of the Company and its stockholders. We regularly engage with stockholders and welcome constructive feedback on our shared goal of driving sustained stockholder value. Since September 15, 2023, the date of BHG’s first letter to the Company, Fossil has repeatedly offered to engage with BHG, but each offer was rejected by BHG. All correspondence between Fossil and BHG to date is included herein for reference. With respect to BHG's meritless allegations regarding the Company's accounting policies, the Company hereby confirms Fossil's financial statements are U.S. GAAP-compliant and audited by an independent auditor.

Fossil has an experienced, highly qualified and diverse Board focused on the Company’s strategic growth initiatives, including the ongoing transformation of its business, and long-term value creation for its stockholders. As part of its ongoing efforts, the Nominating and Corporate Governance Committee regularly considers Board composition and refreshment, having added three independent directors within the last four years.

The Board will review the nominations submitted by BHG consistent with its established Nominating and Corporate Governance Committee process. The date of the Annual Meeting has not yet been announced. Fossil stockholders are not required to take any action at this time.

About Fossil Group, Inc.

Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include traditional watches, smartwatches, jewelry, handbags, small leather goods, belts and sunglasses. We are committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, Diesel, DKNY, Emporio Armani, kate spade new york, Michael Kors and Tory Burch. We bring each brand story to life through an extensive distribution network across numerous geographies, categories, and channels. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

Safe Harbor

Safe Harbor Certain statements contained herein that are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: risks related to the success of the Transform and Grow Plan; increased political uncertainty, the effect of worldwide economic conditions; the effect of a pandemic; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components or products; acts of war or acts of terrorism; loss of key facilities; data breach or information systems disruptions; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; the performance of our products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines; changes in the mix of product sales; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions and meeting debt service obligation; risks related to the success of our business strategy; the termination or non-renewal of material licenses; risks related to foreign operations and manufacturing; changes in the costs of materials and labor; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; levels of traffic to and management of our retail stores; loss of key personnel and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Christine Greany

The Blueshirt Group

(858) 722-7815

christine@blueshirtgroup.com

Additional Information and Where to Find it

The Company intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2024 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.fossilgroup.com.

Participants

Fossil, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Fossil. Information about Fossil’s executive officers and directors is available in Fossil’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 9, 2023, and in its definitive proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2023, and in its Current Reports on Form 8-K filed with the SEC on May 26, 2023, June 28, 2023 and August 9, 2023. To the extent holdings by our directors and executive officers of Fossil securities reported in the proxy statement for the 2023 Annual Meeting or in such Form 8-Ks have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

901 S. Central Expressway • Richardson, Texas 75080 • 972.234.2525 October 16, 2023 Buxton Helmsley Group, Inc. 1185 Avenue of the Americas, Floor 3 New York, N.Y. 10036 Attention: Alexander E. Parker Dear Mr. Parker, We are in receipt of the most recent correspondence dated October 10, 2023 (the “Letter”) from Buxton Helmsley Group (“BHG”). We have provided the Letter to the Board of Directors (the “Board”) of Fossil Group, Inc. (“Fossil” or the “Company”). We are committed to maintaining a regular and open dialogue with current and prospective shareholders and welcome their input. To that end, at the Board’s direction, we have consistently responded to BHG’s questions in a constructive manner and within the confines of Regulation FD. In that spirit, please find below our answers to your questions in the Letter. Further, as previously offered, we remain open to meeting with you to discuss any other questions in more detail. For ease of reference, we have included the numbers and summaries of your questions before each corresponding response. Note that we have not included responses to items 2, 3 and 8 – 14 of the Letter because you either indicated you either had no follow-up questions or such items did not contain questions (although we acknowledge the receipt of such items). 1. “You only noted … that [y]our quoted accounting policy applies to Property, Plant and Equipment) covered under GAAP ASC 330 …” Company Response: The quote contained in BHG’s September 15, 2023 letter was taken directly from the Company’s “Critical Accounting Estimates - Property, Plant and Equipment and Lease Impairment” in the Company’s Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). For more information relating to the Company’s policy regarding how and when Other Intangible Assets are tested for impairment and our policy for Inventories that are recorded at the lower of cost or net realizable value, please see “Note 1. Significant Accounting Policies” in the Form 10-K.

Buxton Helmsley Group, Inc. October 16, 2023 Page 2 The Company and its policies comply with U.S. GAAP, including ASC 350 and ASC 360. 4. “Regarding the Company's answer Item no. 4 … [d]oes the Company ever believe that the open market’s valuation of the Company’s capital structure interests are more accurate than what the Company’s leadership is certifying within its quarterly financial reporting filed with the Securities and Exchange Commission … ? Company Response: As we have stated previously, the open market valuation of the Company’s issued securities is subject to numerous factors. The Company does not control the open market’s valuation of the Company’s issued securities and is not required under U.S. GAAP, U.S. securities laws or other applicable law to provide its view on market valuation. 5. “With regard to the Company's answer Item no. 5, we request that the Company fully explain why it cited “Note 9 – Fair Value Measurement” as being related to “material contingent liability risk …” Company Response: The Company understands that asset valuations are not related to contingent liability risk. 6. “With regard to the Company's answer Item no. 6 … no reason you should not agree with those statements.” Company Response: The Company understands “fresh-start accounting” and fair value measurements under ASC 820, Fair Value Measurement and Disclosure. 7. “In response to Item no. 7 … Why would you not make any effort to estimate … and disclose the true, fair value of any material appreciable property, plant, and equipment assets …” Company Response: As required by and in accordance with Item 102 of Regulation S-K, the Company listed its material owned and leased properties as is required in “Item 2. Properties” in the Form 10- K. The Company is focused on driving shareholder value every day and growing our businesses. Should you be interested in participating in a call to engage in dialogue that is geared toward taking action that is in the best interests of driving long-term value creation for our shareholders, we remain willing to speak with you after our Q3 earnings report in November.